Exhibit 99.1

FOR IMMEDIATE RELEASE:

Blonder Tongue Announces Departure of CEO

Reappoints Robert J Palle to Chief Executive Officer and President

OLD BRIDGE, New Jersey—January 23, 2023—Blonder Tongue Laboratories, Inc. (OTCQB: BDRL) (the “Company”) announced that Edward R. “Ted” Grauch has resigned as Chief Executive Officer and President effective March 18, 2023. Mr. Grauch has held these roles since January 1, 2020, and will remain in these roles until March 18, 2023. The Company’s Board of Directors has reappointed Robert J “Bob” Palle to serve as Chief Executive Officer and President of the Company, concurrent with Ted’s departure.

Bob has been a Director of Blonder Tongue Laboratories since September 1993. He served as our President from May 2003 until May 2019, our Chief Executive Officer from May 2015 until December 31, 2019 and our Managing Director-Strategic Accounts during 2020, ending his prior service as an employee of the Company on December 31, 2020. Prior to that, Mr. Palle served as our Chief Operating Officer and Secretary since April 1989, our Executive Vice President from April 1989 until May 2003 and as our Interim Treasurer from March through April 2001.

Commenting on his departure, Mr. Grauch said: “I have deeply appreciated the opportunity that the Directors and employees of Blonder Tongue Labs have given me to lead the Company over the last three years, and feel incredibly proud of the progress the Company has made in product development, operating efficiency, and strategic position in the markets we serve during that period. Now that the significant challenges we faced during the pandemic and a majority of semiconductor and raw material supply chain issues are in the process of becoming resolved, I believe it is time for me to focus on the needs of my family and other personal goals. The Company has a great team in place to lead us forward and we will all be working closely with Bob for a smooth and seamless transition over the next two months.”

Commenting on Mr. Grauch’s departure and Mr. Palle’s reappointment, Steve Shea, Chairman of the Board, said “We appreciate Ted’s hard work over the last 3+ years. We wish him much success in his future endeavors. We are fortunate to have Bob returning to lead the Company through the next phase of the Company’s evolution.”

Commenting on his reappointment, Mr. Palle commented “I am honored to be reappointed to the Company’s leadership position. I look forward to implementing several new initiatives, including enhancements to our manufacturing capabilities, and exploiting patented technologies unique to the Company in video, data and voice signal processing. While we continue to face challenges, my confidence regarding the future for the Company is buoyed by the support of our loyal customers and our team of dedicated Blonder Tongue Associates.”

About Blonder Tongue

Blonder Tongue Laboratories, Inc. is the oldest designer and manufacturer of telecommunications and cable television video transmission technology in the USA. The majority of our products continue to be designed and built in our state-of-the-art New Jersey facility, which has been the Company’s home for more than 50 years. Blonder Tongue Labs offers U.S.-based engineering and manufacturing excellence with an industry reputation for delivering ultra-high reliability products. As a leader in cable television system design, the Company provides service operators and systems integrators with comprehensive solutions for the management and distribution of digital video, IPTV and high-speed data services, as well as RF broadband distribution over fiber, IP, and Coax networks for homes and businesses. Additional information on the Company and its products can be found at www.blondertongue.com

© Blonder Tongue Laboratories, Inc. | One Jake Brown Road, Old Bridge, NJ 08857 | (800) 523-6049 | Fax: (732) 679-4353 | www.blondertongue.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The information set forth above includes “forward-looking” statements and accordingly, the cautionary statements contained in Blonder Tongue’s Annual Report and Form 10-K for the year ended December 31, 2021 (See Item 1: Business, Item 1A: Risk Factors, Item 3: Legal Proceedings and Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations), and other filings with the Securities and Exchange Commission are incorporated herein by reference. All statements, other than those of historical fact, which address activities, events, outcomes, results, developments, performance or achievements that Blonder Tongue anticipates or expects may or will occur in the future should be considered “forward-looking” statements, including statements that use the words “believe”, “expect”, “anticipate”, “project”, “target”, “intend”, “plan”, “seek”, “estimate”, “endeavor”, “should”, “could”, “may” and similar expressions. In addition, any statements that refer to projections for our future financial performance, our anticipated growth trends in our business and other characterizations of future events or circumstances are forward-looking statements, including statements regarding our ability to continue as a going concern. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Blonder Tongue undertakes no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date hereof. Blonder Tongue’s actual results may differ from the anticipated results or other expectations expressed in Blonder Tongue’s “forward-looking” statements.

Contacts

Eric Skolnik
Chief Financial Officer
eskolnik@blondertongue.com
(732) 679-4000

Ted Grauch
President & Chief Executive Officer
tgrauch@blondertongue.com
(732) 679-4000

© Blonder Tongue Laboratories, Inc. | One Jake Brown Road, Old Bridge, NJ 08857 | (800) 523-6049 | Fax: (732) 679-4353 | www.blondertongue.com